                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               GENTEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               GENTEX CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                                     GENTEX
                                  CORPORATION

                            600 N. Centennial Street
                             Zeeland, Michigan 49464

                          NOTICE OF 2000 ANNUAL MEETING
--------------------------------------------------------------------------------

         The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Company's new automotive products manufacturing facility, 58 E. Riley Street, Zeeland, Michigan, on Thursday, May 18, 2000, at 4:30 p.m. E.D.S.T., for the following purposes:

          1.   To elect two directors as set forth in the Proxy Statement.

          2. To act upon the proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.

          3. To transact any other business that may properly come before the meeting.

         Shareholders of record as of the close of business on March 24, 2000, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS


April 11, 2000                    Connie Hamblin
                                  Secretary

                                  [MAP]

                               GENTEX CORPORATION

                            600 N. Centennial Street
                             Zeeland, Michigan 49464


                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD MAY 18, 2000


SOLICITATION OF PROXIES

         This Proxy Statement is being furnished on or about April 11, 2000, to the shareholders of Gentex Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 18, 2000, at 4:30 p.m., at the Company's new automotive products manufacturing facility, 58
E. Riley Street, Zeeland, Michigan.

         If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

         The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

         March 24, 2000, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 73,737,537 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

         The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at seven. The Articles of Incorporation also specify that the Board of Directors be divided into three classes, with the classes to hold office for staggered terms of three years each. Fred Bauer and Leo Weber are incumbent directors previously elected by shareholders, and they are nominees for re-election to a three-year term expiring in 2003.

         Unless otherwise specifically directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

         Under Michigan law, directors are elected by a plurality of votes cast by shareholders. Therefore, the two nominees who receive the largest number of affirmative notes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR the election of both persons nominated by the Board.

         The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.


-----------------------------------------------------------------------------------------------------------------------------
NAME, (AGE) AND POSITION                                     BUSINESS EXPERIENCE PAST FIVE YEARS
-----------------------------------------------------------------------------------------------------------------------------
                                       NOMINEES FOR TERMS TO EXPIRE IN 2003

Fred Bauer (57)                                              Mr. Bauer is the Chairman and Chief Executive Officer
   Director since 1981                                       of Gentex Corporation, and he has held that position
                                                             for more than five years.

Leo Weber (70)                                               Since 1990, Mr. Weber has been engaged in the
   Director since 1991                                       consulting business as L. L. Weber & Associates, West
                                                             Bloomfield, MI. Previously, he was the President of Robert Bosch
                                                             Corporation, Farmington Hills, MI (manufacturer of sophisticated automotive components).

                                       DIRECTORS WHOSE TERMS EXPIRE IN 2002

Arlyn Lanting (59)                                           Mr. Lanting is the Vice President - Finance of Aspen
   Director since 1981                                       Enterprises, Ltd., Grand Rapids, MI (real estate
                                                             investments), and he has held that position for more than
                                                             five years.

Kenneth La Grand (59)                                        Mr. La Grand is the Executive Vice President of
   Director since 1987                                       Gentex Corporation, and he had held that position for
                                                             more than five years.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Ted Thompson (70)                                            Mr. Thompson is the Chairman of X-Rite, Incorporated,
   Director since 1987                                       Grandville, MI (a manufacturer of light and
                                                             color-measuring instruments), and he had held that
                                                             position for more than five years. Mr. Thompson is
                                                             also a director of X-Rite, Incorporated.

                                       DIRECTORS WHOSE TERMS EXPIRE IN 2001

Mickey Fouts (68)                                            Mr. Fouts has been Chairman of the Board, Equity
  Director since 1982                                        Services Company (investment services), Castle Rock,
                                                             CO, for more than five years. In addition, he was Chairman of the Board and interim C.E.O. of American Consolidated
                                                             Growth Capital (temporary services), Denver, CO, from
                                                             January to June of 1996.

John Mulder (63)                                             Mr. Mulder is the Vice President - Customer Relations
  Director since 1992                                        of Gentex Corporation, and has held that position
                                                             since February 2000. Previously, he was Senior Vice
                                                             President - Automotive Marketing from September 1998 to
                                                             February 2000. Prior to September 1998, he was Vice
                                                             President - Automotive Marketing for more than five years.
-----------------------------------------------------------------------------------------------------------------------------


         Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

         The Company has an Audit Committee comprised of Messrs. Lanting and Weber. The Audit Committee recommends to the Board of Directors the selection of independent public accountants and reviews the scope of their audit, and their audit report, and any recommendations made by them. This Committee met on three occasions during the fiscal year ended December 31, 1999.

         The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 1999.

         In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law.
This Committee did not meet during the fiscal year ended December 31, 1999.

         The Company does not have a standing nominating committee.

         During 1999, the Board of Directors met on three occasions. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

PROPOSAL TO APPROVE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         Article III of the Company's Articles of Incorporation currently provides for authorized capital stock of 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.06 per share, and 5,000,000 shares of preferred stock, no par value. No preferred stock is presently outstanding. At March 1, 2000, there were 73,513,873 shares of common stock outstanding, and 11,664,520 shares have been reserved for issuance under the Company's various stock plans.

         At a meeting held on March 27, 2000, the Board of Directors resolved to amend Article III of the Articles of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000 sometime prior to the Company's annual meeting in 2001, and recommend the amendment for approval by the Company's shareholders. The Board's resolution and its recommendation are subject to the Board's ability to abandon the amendment in its discretion. The Board believes that the authorization of an additional 100,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company's common stock, although the Board has no present intention of issuing those shares for any particular purpose at the present time.

         From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company's common stock could be used as a means for accomplishing an acquisition. The increase in authorized common stock would also enhance the ability of the Board of Directors to consider the possibility of declaring a stock dividend to existing shareholders and/or provide for the reservation of additional shares for potential issuance under the Company's various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Shares of the Company's common stock do not carry preemptive rights to purchase additional shares of the Company's stock.

         The Board recommends that Article III of the Company's Articles of Incorporation be amended to read as stated on Appendix A to this Proxy Statement any time prior to the Company's annual meeting in 2001, subject to the Board's ability to abandon the amendment in its discretion. The only change in the Articles is the increase in the number of shares of common stock from 100,000,000 to 200,000,000.

         The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval. Since an absolute majority of outstanding shares is required, any ballot or proxy marked "abstain" will have the same effect as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR adoption of the proposed increase in authorized common stock any time prior to the Company's annual meeting in 2001, subject to the Board's ability to abandon the amendment in its discretion.

SECURITIES OWNERSHIP OF MANAGEMENT

         The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all directors and executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 2000.

                                                           AMOUNT AND NATURE OF OWNERSHIP
                                                    -----------------------------------------------
                                                      SHARES BENEFICIALLY          EXERCISABLE              PERCENT
   NAME OF BENEFICIAL OWNER                                OWNED (1)               OPTIONS (2)              OF CLASS
   ------------------------------------------------------------------------------------------------------------------------

   Fred Bauer                                           3,345,466                    160,002                 5.0%

   Mickey E. Fouts                                         25,000                     25,000                  *

   Enoch Jen                                               93,000                     31,800                  *

   Arlyn Lanting                                          597,050 (3)                197,000                  *

   Kenneth La Grand                                       608,703 (4)                146,455                  *

   John Mulder                                            129,898                     24,998                  *

   Ted Thompson                                           237,000                    197,000                  *

   Leo L. Weber                                            73,000                     65,000                  *

   All directors and executive officers
        as a group (8 persons)                          5,409,117                    847,255                 7.4%
   ------------------------------------------------------------------------------------------------------------------------

*Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares. Also includes 25 shares owned by Mr. Lanting's spouse through a partnership, and Mr. Lanting disclaims beneficial ownership of those shares.

(4) Includes 50,000 shares held in a trust established by Mr. La Grand's spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 1,564 shares held in trusts by Mr. La Grand's spouse for Mr. La Grand's grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table contains information with respect to ownership of the Company's common stock by persons or entities who are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedules 13D and 13G furnished to the Company.

           NAME AND ADDRESS OF                    AMOUNT AND NATURE OF                      PERCENT OF
            BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                         CLASS
---------------------------------------------------------------------------------------------------------------------
American Express Financial Advisors
IDS Tower 10                                          4,024,394                                 5.5%
80 South Eighth Street
31st Floor
Minneapolis, MN 55440

State Treasurer                                       3,996,985 (1)                             5.4%
State of Michigan
P.O. Box 15128
Lansing, MI  48901





(1) The State Treasurer acts as the investment fiduciary for retirement systems sponsored by the State of Michigan for Public School Employees, State Employees, State Police and Judges.

EXECUTIVE COMPENSATION

         The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to each executive officer whose salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                  ------------------------------------------
                                       ANNUAL COMPENSATION                    AWARDS               PAYOUTS
                                  --------------------------------------------------------------------------
                                                                    RESTRICTED      SECURITIES                  ALL OTHER
                          YEAR    SALARY       BONUS     OTHER         STOCK        UNDERLYING       LTP       COMPENSATION
EXECUTIVE                          ($)          ($)       ($)       AWARD($)(1)     OPTIONS(#)       ($)          ($)(2)
------------------------------------------------------------------------------------------------------------------------------
Fred Bauer                1999    287,230     62,470                    --            65,000                      4,650
Chairman and CEO          1998    283,126     53,791                    --            50,000                      4,127
                          1997    267,680     74,433                    --            60,000                      3,952

Kenneth La Grand          1999    175,186     49,546                    --            24,000                      4,399
Executive Vice President  1998    172,164     43,366                  168,375         24,000                      3,876
                          1997    160,643     55,259                    --            40,000                      3,701

John Mulder               1999    207,144     70,731                    --              --                        4,490
Sr. Vice President,       1998    203,879     64,192                  133,297         18,000                      3,945
Automotive Marketing      1997    179,133     57,372                    --            30,000                      3,772

Enoch Jen                 1999    110,762     49,215                    --            15,000                      4,251
Vice President,           1998    107,856     43,398                  212,674         24,000                      3,740
Finance & Treasurer       1997    101,176     40,477                    --            24,000                      3,564

------------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant in the case of Mr. Jen, and one-third each on the 4th, 5th, and 6th anniversaries of the grant in all other cases. Dividends will be paid on these shares if, and to the same extent, paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 38,667 shares for $1,073,009, J. Mulder 30,834 shares for $855,644, and E. Jen 33,000 shares for $915,750.

(2) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each named executive officer.

         The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------
                                  NUMBER OF
                                 SECURITIES,   PERCENT OF OPTIONS     EXERCISE                        GRANT DATE
                                  UNDERLYING           TO              PRICE           EXPIRATION    PRESENT VALUE
EXECUTIVE                        OPTIONS(#)(1)   ALL EMPLOYEES       ($/SH)(2)            DATE           ($)(3)
--------------------------------------------------------------------------------------------------------------------

Fred Bauer                           65,000             8.2%           22.063            8/13/06        720,317

Kenneth La Grand                     24,000             3.0%           20.750            10/4/06        250,135

John Mulder                              --              --              --                 --             --

Enoch Jen                            15,000             1.9%           21.375            3/24/06        161,043
--------------------------------------------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of 52 percent, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                           SHARES                            OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON        VALUE               YEAR-END (#)                 FISCAL YEAR-END ($)
                          EXERCISE       REALIZED              ------------                 -------------------
EXECUTIVE                    (#)            ($)        EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------

Fred Bauer                  --              --           160,002          164,998         3,204,906       1,963,496

Kenneth La Grand          64,000        1,777,997        146,455           91,997         2,932,383       1,272,541

John Mulder               37,096          685,968         24,998           53,598           448,190         878,146

Enoch Jen                 73,602        1,515,089         12,001           70,995           213,461       1,040,730
------------------------------------------------------------------------------------------------------------------------


                          EXECUTIVE COMPENSATION REPORT

         Responsibility for the Company's executive compensation program has been delegated by the Board of Directors to the Compensation Committee, except for compensation of the chief executive officer, which is determined by the Board based on recommendations from the Committee. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.).

         The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

         - Provide the means to attract, motivate, and retain executive management personnel.

         - Provide the long-term success by focusing on continuing technical development and improvement in customer satisfaction.

         - Provide base salary compensation that is competitive in the market for managerial talent

         - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

         - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

         Base salary compensation for executive officers is predicated primarily on competitive circumstance for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. F. Bauer. The base salary for C.E.O. Bauer for 1999 was recommended by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

         Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first three months of employment. A percentage of pretax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 1999, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees.

         Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one year and for additional portions each year thereafter, subject, however, to the requirement that the optionee must be employed by the Company at the time of exercise. During 1999, stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, construction to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. In addition, the Board approved the recommendation of the Committee (arrived at without the participation of Mr. Bauer) to grant C.E.O. F. Bauer an option to acquire 65,000 shares of the common stock, based upon the Committee's evaluation of his management of the Company's other managerial employees and his desire to receive bonus compensation in the form of options rather than cash.

                                       Compensation Committee Members:

                                                 Fred Bauer
                                                 Arlyn Lanting
                                                 Ted Thompson

                             STOCK PERFORMANCE GRAPH

         The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on The NASDAQ Stock Market(R) index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day of 1994, and reinvestment of dividends in all cases.

                                     [GRAPH]

                        ________________________________

         The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

         Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 1999. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.

         Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than fifteen years ago.

TRANSACTIONS WITH MANAGEMENT

         Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouses facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 1999, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

         Arlyn Lanting and Kenneth La Grand are both substantial shareholders in GTI/MTA Travel, Inc., a local travel agency used by the Company to book airline travel for its employees. During 1999, the Company paid $375,080 for airline travel booked through this agency and the travel agency receives a small percentage (usually less than five percent) of this amount as a commission from the airlines. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000. Representatives of Ernst & Young are expected to be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

         If a shareholder intends to present a proposal for action at the 2000 Annual Meeting of Shareholders, notice of that proposal must be given to the Secretary of the Company, in accordance with the Company's bylaws, on or before April 21, 2000. In addition, any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters, at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 18, 2000, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting.

MISCELLANEOUS

         The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

         Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

         A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

         Shareholders are urged to promptly date, sign, and return the accompanying proxy in the enclosed envelope.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Connie Hamblin
                                              Secretary


April 11, 2000

                                   APPENDIX A

                                   ARTICLE III

         The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

         The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

         The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 24, 2000, at the Annual Meeting of Shareholders to be held on May 18, 2000, or any adjournment thereof.

1. Election of Directors (except where marked to the contrary) for a three-year term. [ ] FOR [ ] WITHHELD

NOMINEES: Fred Bauer, Leo Weber

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

2. Proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.

       [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other
   business as may properly come before the meeting.    [ ] I plan to
   attend the meeting.    [ ] I do not plan to attend the meeting.

                         (To be Signed on Reverse Side)

When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM AND FOR THE APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.


                                                  NOTE: Please sign as your name
                                                  appears hereon. When shares
                                                  are held jointly, each holder
                                                  should sign. When signing for
                                                  an estate, trust, or
                                                  corporation, the title and
                                                  capacity should be stated.
                                                  Persons signing as
                                                  attorney-in-fact should submit
                                                  powers of attorney.


Signature                 Date:        Signature                    Date:
         -----------------     --------         --------------------     ------